UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2025

                          SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	000-55927	82-0972782
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           2355 Highway 36 West, Suite 400, Roseville, MN  55113

 (Address of principal executive offices and zip code)

                                    (651) 317-8990

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCTH	OTC Pink Tier

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Forward-Looking Statements

This Form 8-K and other reports filed by SecureTech Innovations, Inc. ("SecureTech") with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward-looking statements and information based on our management's beliefs, current information, estimates, and assumptions. Words like 'believes,' 'estimates,' 'anticipates,' 'expects,' 'plans,' 'projects,' 'intends,' 'potential,' 'may,' 'could,' 'might,' 'will,' 'should,' 'approximately,' and similar expressions identify these forward-looking statements as they relate to our business or management. Such statements reflect our management’s current view regarding future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K) that relate to our industry, operations, and results. If these risks or uncertainties materialize or, if our assumptions prove incorrect, actual results may differ significantly from those anticipated in these forward-looking statements.

While we believe the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including US securities laws, we do not intend to update any forward-looking statements in this Form 8-K or elsewhere.

Item 3.02	Unregistered Sales of Equity Securities

On January 14, 2025, SecureTech issued 322,448 shares of its common stock, with a par value of $0.001 per share, as an alternative to cash payments. These shares were used to settle outstanding accrued payroll and commissions owed to employees and independent sales representatives. The common stock was valued at $1.00 per share.

As of January 15, 2025, SecureTech had no outstanding accrued payroll remaining.

As of January 15, 2025, SecureTech had 78,409,329 shares of its common stock issued and outstanding.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2025, SecureTech held a special Board of Directors meeting where Kao Lee resigned from his roles as President, Chief Executive Officer (CEO), Principal Executive Officer (PEO), and Director. Mr. Lee has been appointed and accepted the position of General Manager of Top Kontrol, our patent-protected anti-theft and anti-carjacking product line.

The Board appointed J. Scott Sitra as the new President, CEO, and PEO, and he also joined the Board of Directors.

Mr. Sitra, age 52, has over 37 years of professional experience in securities and global regulatory compliance. He has held senior positions in various public companies, guiding them through various phases of business, including early-stage formation, raising capital, establishing international supply chains, product development and launches, and pursuing merger & acquisition opportunities. Mr. Sitra’s private consulting firm, Taurus Financial Partners, LLC (“Taurus”), has played a key role in supporting SecureTech’s regulatory compliance since its inception, making him well-acquainted with the company's operations.

Before joining SecureTech, Mr. Sitra founded Taurus in 2010 as an international management and financial consulting firm specializing in taking private companies public on the US OTC marketplace and assisting clients in maintaining regulatory compliance with all applicable securities rules and business regulations. Mr. Sitra will concurrently serve as President and CEO of Taurus.

Mr. Sitra plans to dedicate approximately 80% of his weekly business hours to SecureTech, estimating 35-40 hours per week. Mr. Sitra is not currently covered by an employment agreement or subject to a non-compete agreement that would survive the termination of his employment. He can terminate his relationship with us at any time without cause.

There are no arrangements or understandings between Mr. Sitra and any other individuals regarding his appointment. He has no family relationships with any of SecureTech’s directors or executive officers and no material interests requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SecureTech and its Board are aware that the SEC sued Mr. Sitra in 1998 (SEC Litigation Release No. 15949). This litigation was mutually settled without Mr. Sitra admitting or denying any wrongdoing. Since then, Mr. Sitra has had no further disputes with the SEC or any other regulatory authority. He presently enjoys a positive working relationship with the SEC, which will benefit SecureTech as a publicly listed company.

As of January 15, 2025, SecureTech's Board of Directors consists of two executive officers: J. Scott Sitra (President and CEO) and Anthony Vang (Treasurer and Secretary).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2025	By:	SECURETECH INNOVATIONS, INC. /s/ J. Scott Sitra
President, Chief Executive Officer, Principal Executive Officer, and Director